EXHIBIT 11

                       COMARCO, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                                        Years Ended January 31,
                                                    ----------------------------------------------------------------
                                                         1997                   1996                  1995
                                                    ------------------     -----------------      -----------------
Primary:
   Net income....................................   $      4,665,000       $      3,885,000       $      3,329,000
   Less-- net income allocated to subsidiary
      dilutive stock options outstanding.........           (267,000)              (155,000)               (15,000)
                                                    ------------------     -----------------      -----------------
   Net income used in calculation of primary        $      4,398,000       $      3,730,000       $      3,314,000
      income per share...........................
                                                    ==================     =================      =================
Weighted average number of common shares
   outstanding during the year...................          4,766,000              4,627,000              4,697,000
Add--common equivalent shares (determined using
   the "treasury stock" method) representing
   shares issuable upon exercise of stock options
   and warrants..................................            350,000                351,000                212,000
                                                    ------------------     -----------------      -----------------
  Weighted average number of shares used in
    calculation of primary income per share......          5,116,000              4,978,000              4,909,000
                                                    ==================     =================      =================
Primary income per common share..................   $            .86       $            .75       $            .68
                                                    ==================     =================      =================

Fully diluted:
   Net income used in calculation of primary
   income per share..............................   $      4,398,000       $      3,730,000       $      3,314,000
   Less-- net income allocated to subsidiary
      dilutive stock options outstanding.........            (15,000)               (25,000)                  ----
     Additions to net income:
       Interest and offering costs on convertible
       subordinated debentures...................                    ----              25,000              140,000
                                                    ------------------     -----------------      -----------------
                                                    $      4,383,000       $      3,730,000       $      3,454,000
                                                    ==================     =================      =================
Weighted average number of shares used in
   calculation of primary income per share.......          5,116,000              4,978,000              4,909,000
   Add:
     Shares issuable upon conversion of 9.75%
     subordinated debentures.....................                ---                 15,000                116,000
     Additional shares issuable upon exercise of
     options based on year-end market price......             20,000                 83,000                109,000
                                                    ------------------     -----------------      -----------------
                                                           5,136,000              5,076,000              5,134,000
                                                    ==================     =================      =================
 Fully diluted income per common share............   $            .85       $            .73       $            .67
                                                    ==================     =================      =================
